UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2020 (June 24, 2020)

SAVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-56100	26-468460
(Commission File Number)	(I.R.S. Employer Identification No.)

Habarzel 7, Tel Aviv, Israel, 6971011

(Address of principal executive offices) (Zip Code)

Tel: +972 72 2116144

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Securities Convertible or Exercisable into Equity Securities

On June 24, 2020, Save Foods, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with certain investors (the “Investors”) in connection with the sale and issuance of 485,318 units (“Units”), at a purchase price of US$1.09 per Unit, and for an aggregate purchase price of US$528,997. Each Unit consists of: (i) one share of the Company’s common stock par value US$0.0001 per share (the “Common Stock”) and (ii) one warrant to purchase one share of Common Stock with an exercise price of US$1.20 (the “Warrant”). In connection with the SPA, the Company issued to the Investors an aggregate of 485,318 shares of Common Stock and Warrants to purchase an aggregate of 485,318 shares of Common Stock. The shares of Common Stock and Warrants were issued to the Investors pursuant to Regulation S of the Securities Act of 1933, as amended.

Simultaneous with and conditioned upon the execution of the SPA, the Company and each of the Lenders that participated in that certain convertible loan agreement (the “CLA”), as reported on Form 8-K on March 23, 2020, agreed to effectively cancel the CLA and the equity securities issued thereunder. In connection therewith, each of the Lenders voluntarily waived any right to receive interest that accrued thereupon pursuant to the CLA.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated June 24, 2020, by and among Save Foods, Inc. and certain investors listed therein
10.2	Form of Warrant, by and between Save Foods, Inc. and those certain investors that are a party to the Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVE FOODS, INC.

	By:	/s/ Dan Sztybel
	Name:	Dan Sztybel
	Title:	Chief Executive Officer

Date: June 29, 2020